Exhibit 10.154

STATE OF CALIFORNIA DEPARTMENT OF HEALTH SERVICES

Certificate Of
RADIATION MACHINE REGISTRATION

HIENERGY TECHNOLOGIES

Has registered in accordance with the requirements of
Title 17, Californai Code of Regulations, Section 30108
as possessing reportable sources of radiation at

1601 ALTON PKWY, UNIT B
IRVINE CA 92606

REGISTRATION NUMBER: FAC61566	/s/ Edgar D. Bailey
REGISTRATION EXPIRES: MARCH 31, 2008	Edgar D. Bailey
Chief
Radiologic Health Branch